Exhibit (10 (a)

                              EMPLOYMENT AGREEMENT
                              ---------------------

     This Employment Agreement (this "Agreement") is made as of the 18th day of April, 1996, between Southern Financial Bank, with its principal offices in Warrenton, Virginia (hereinafter called the "Bank") and Georgia S. Derrico (hereinafter called "Executive").

                                WITNESSETH THAT:

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Bank and the Executive;

         WHEREAS, the Board of Directors of the Bank (the "Board") believes it is in the best interest of the Bank to enter into this Agreement with the Executive in order to attempt to assure management continuity of the Bank; and

         WHEREAS, the Board of Directors of the Bank has approved and authorized the execution of this Agreement with the Executive.

         NOW, THEREFORE, to assure the Bank that it will have the continued dedication of Executive and the availability of her advice and counsel and to induce Executive to remain in the employ of the Bank, and for other good and valuable consideration, the Bank and Executive hereby agree as follows:

     1.  Definitions.

         (i) "Cause," when used in connection with the termination of Executive's employment by the Bank, shall mean (a) the willful and continued failure by Executive substantially to perform her duties and obligations to the Bank (other than any such failure resulting from physical or mental condition, whether or not such condition constitutes a Disability) which failure continues after the Bank has given written notice thereof to Executive which notice specifies the aspects in which the Executive has failed to perform her duties or obligations to the Bank or (b) the willful engaging by Executive in misconduct which is materially injurious to the Bank, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Bank.

         (ii) "Change in Control" shall mean the occurrence of any of the following:

    (a) any "person" (as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act, an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d - 3 promulgated under the Exchange Act, a "Beneficial Owner"), directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding securities;

     (b) an Acquiring Person becomes the Beneficial Owner, directly or indirectly, of securities of the Bank representing 10% or more of the combined voting power of the Bank's then outstanding securities and either the Board or the U.S. Office of Thrift Supervision makes a determination that such acquisition constitutes or will constitute the acquisition of control of the Bank for purposes of this Agreement:

     (c) the Bank's stockholders approve an agreement to merge or consolidate the Bank with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Bank) and, during the period commencing six months before such approval and ending two years after such approval, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; or

    (d) the Bank sells 80% or more of its assets to an Acquiring Person. However, a Change in Control shall not occur by reason of any transaction in which Executive, or a group of individuals or entities including Executive, participates as an Acquiring Person in the events described in clauses (a), (b), or (d) of this Section 1(ii) or owns, directly or indirectly, a majority of a corporation described in clause (c) of this Section 1 (ii).

         (iii) "Committee" shall mean the Compensation Committee of the Board.

          (iv) "Compensation" shall mean the sum of (a) Executive's annual base salary at the highest rate earned by her at any time during the twelve months immediately preceding a Termination Date plus (b) the highest annual bonus earned by Executive with respect to any of the three calendar years preceding the Termination Date.

          (v) "Contract Period" shall mean the period commencing on the date hereof and terminating on the third anniversary of the date hereof; provided, that on each anniversary of the date hereof the Contract Period shall be automatically extended unless either party has prior to such anniversary date given written notice to the other that it does not desire the Contract Period to be so extended.

         (iv) "Disability" shall mean a physical or mental condition which in the judgement of the Executive renders the Executive unable to substantially perform the requirements of the positions of Chief Executive Officer and Chairman of the Board of Directors of the Bank.

         (vii) "Effective Period" shall mean the period commencing on the date of a Change in Control and terminating on the first anniversary of such Change in Control.

        (viii) "Good Reason" when used with reference to a termination by Executive of her employment with the Bank shall mean:

    (a) the assignment to Executive of any duties inconsistent with, or the reduction of powers or functions associated with, her positions, duties, responsibilities and status with the Bank immediately prior to a Change in Control, or any removal of Executive from, or any failure to reelect Executive to, any positions or offices Executive held immediately prior to a Change in Control;

   (b) a reduction by the Bank of Executive's base salary as in effect immediately prior to a Change in Control;

   (c) a change in Executive's principal work location;

   (d) (i) the failure by the Bank to continue in effect any employee benefit plan, program or arrangement in which Executive was participating immediately prior to a Change in Control (or, for each such plan, a substitute plan, program or arrangement providing Executive with substantially similar benefits) or (ii) the taking of any action, or the failure to take any action, by the Bank which could adversely affect Executive's benefits under, any such plan, program or arrangement;

   (e)the failure by the Bank to pay Executive any portion of Executive's current compensation, or any portion of Executive's compensation deferred under any plan, agreement or arrangement of or with the Bank, within seven (7) days of the date such compensation is due;

   (f) the failure by the Bank to obtain an assumption of the obligations of the Bank under this Agreement by any successor to the Bank; or

   (g) any termination of Executive's employment by the Bank during the Contract Period which is not effected pursuant to the requirements of this Agreement.

         (ix) "Termination Date" shall mean the effective date as provided hereunder of the termination of Executive's employment.

          (x) "Without Cause" when used in conjunction with the termination of Executive's employment by the Bank, shall mean any termination of employment of Executive by the Bank which is not a termination of employment for Cause.

     2. Employment. The Bank agrees to employ the Executive as its Chief Executive Officer during the Contract Period and the Executive accepts such position. As Chief Executive Officer, the Executive shall render administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Executive shall perform her duties under this Agreement in accordance with such reasonable standards established from time to time by the Board. [During the Contract Period, the Bank agrees to use its best efforts to cause the Executive to be nominated for and appointed to the position of Chairman of the Board of the Bank.]

     3.  Compensation.

     (a) The Bank agrees to pay the Executive during the Contract Period base salary at a rate of not less than $165,000 per annum (the "Base Salary"). The Base Salary shall be payable not less frequently than monthly in accordance with the practices of the Bank as in effect from time to time. The amount of Base Salary shall be reviewed by the Board not less often than annually and may be increased (but not decreased) from time to time by such amounts as the Board in its discretion may decide.

     (b) During the Contract Period, the Executive shall be entitled to participate in an equitable manner with all other officers of the Bank in discretionary bonuses as authorized and declared by the Board to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board.

     (c) During the Contract Period, the Executive shall be entitled to participate in any stock option, stock purchase, pension, thrift, deferred profit-sharing, group life insurance, medical coverage, education or other retirement or employee benefit plan that the Bank may adopt for the benefit of its executive employees.

     (d) During the Contract Period, the Executive shall be eligible to participate in any fringe benefit plan or program which may be or become applicable to the Bank's executive employees, which shall include use of an automobile, a reasonable expense account, the payment of reasonable expenses for attending annual and periodic meetings of trade associations and any other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement.

      (e) In addition to the benefits provided to the Executive pursuant to Sections 3 (c) and (d) above, the Executive shall also be entitled to any benefits provided for in the Bank's employee or personnel manual.

    4. Vacations; Leaves of Absence. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment under this Agreement, all such voluntary absences to count as vacation, provided that,

     (a) The Executive shall be entitled to an annual vacation in accordance with policies established in the Bank's employee or personnel manual;

     (b) The timing of vacation shall be scheduled in a reasonable manner by the Executive; and

     (c) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board in its discretion may determine. Further, the Board shall be entitled to grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

     5. Termination of Employment During the Contract Period. During the Contract Period and prior to a Change in Control, the Executive's employment with the Bank may be terminated at any time by the Board or by the Executive for any reason or without reason; provided, that the Executive shall provide the Bank with at least 90 days prior written notice (or such shorter period as the Board and the Executive may agree) of her termination of her employment with the Bank. The Executive shall be entitled to the following benefits and payments upon a termination of her employment with the Bank during the Contract Period and prior to a Change in Control.

    (a) In the event of the termination of the employment of the Executive with the Bank by the Bank for Cause or by the Executive (whether or not for Good Reason), the Executive shall be entitled to all compensation and benefits earned by her and unpaid at the time of such termination, and shall not be entitled to any further compensation or benefits hereunder.

     (b) In the event of the termination of the employment of the Executive with the Bank Without Cause, the Executive shall be entitled to:

         (i) the continuation of the Base Salary for the remainder of the Contract Period; and

         (ii) until the earlier of; (a) the expiration of the Contract Period or
(b) Executive's commencement of full time employment with a new employer, Executive's continued participation in all life, medical, dental, prescription drug and long and short-term disability insurance plans, programs or arrangements in which the Executive was entitled to participate at any time during the twelve month period prior to the Termination Date, provided that Executive's continued participation is possible under the general terms and provisions of such plans, programs, or arrangements. In the event that Executive's participation in any such plan, program or arrangement is prohibited, the Bank shall arrange to provide Executive with benefits substantially similar to those which Executive is entitled to receive under such plans, programs or arrangements for such period.

    [Executive shall not be required to mitigate the amount of the payment and benefits provided for in this Section 5(b) by seeking other employment or otherwise. Except as provided for in this Section 5(b) shall not be reduced by any compensation or other amounts paid to or earned by Executive as the result of employment with another employer after the Termination Date or otherwise.]

     (c) In the event of the termination of the employment of the Executive as a result of the death or Disability of the Executive during the Contract Period, she shall be entitled to benefits under the life insurance and disability plans, programs and arrangements in which she is entitled to participate pursuant to the terms of this Agreement, and she shall not be entitled to any further compensation or benefits hereunder.

     6. Termination of Employment of Executive By the Bank During the Effective Period.

     (i) During the Effective Period, the Bank shall have the right to terminate Executive's employment hereunder for Cause or Without Cause by following the procedures hereinafter specified.

     (ii) During the Effective Period, Executive Period, Executive's employment may not be terminated for Cause unless and until a notice of intent to terminate Executive's employment for Cause, specifying the particulars or conduct of Executive forming the basis for such termination, is given to Executive by the Committee and, subsequently, a majority of the Board finds, after reasonable notice to Executive (but in no event less than fifteen (15) days' notice) and an opportunity for Executive and her counsel to be heard by the Board, that termination of Executive's employment for Cause is justified. Termination of Executive's employment for cause shall become effective after such finding has been made by the Board and five (5) business days after the Board gives to Executive notice thereof, specifying in detail the particulars of the conduct of Executive found by the Board to justify such termination for Cause.

    (iii) During the Effective Period, the Bank shall have the absolute right to terminate Executive's employment Without Cause at anytime by vote of a majority of the Board. Termination of Executive's employment Without Cause shall be effective five (5) business days after the Board gives to Executive notice thereof, specifying that such termination is Without Cause.

    (iv) Upon a termination of Executive's employment for Cause during the Effective Period, Executive shall have no right to receive any compensation or benefits hereunder. Upon a termination of Executive's employment for Cause during the Effective Period, Executive shall be entitled to receive the benefits provided in Section 8 hereof.

         7. Termination of Employment by Executive During Effective Period. During the Effective Period, Executive shall be entitled to terminate her employment with the Bank and , if such termination is for Good Reason or on account of Disability, to receive the benefits provided in Section 8 hereof. Executive shall give the Bank notice of voluntary termination of employment, which notice need specify only Executive's desire to terminate her employment and, if such termination is for Good Reason or Disability, set forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason or Disability. Termination of Executive's employment by Executive pursuant to this Section 7 shall be effective five (5) business days after Executive gives notice thereof to the Bank. The Executive shall not be entitled to the benefits provided in Section 8 upon her death during the Effective Period.

     8. Benefits Upon Termination in Certain Circumstances. Upon the termination of the employment of Executive by the Bank pursuant to Section 6 (iii) hereof or by Executive for Good Reason or Disability pursuant to Section 7 hereof, Executive shall be entitles to receive the following payments and benefits:

         (i) The Bank shall pay to Executive, not later than the Termination Date, a lump sum cash amount equal to the sum of (a) the full base salary earned by Executive through the Termination Date and unpaid at the Termination Date, calculated at the highest rate of base salary in effect at any time during the twelve months immediately preceding the Termination Date, (b) any bonus earned by Executive but not paid at the Termination Date, (c) the amount of any base salary attributable to vacation earned by Executive but not taken before the Termination Date, (d) 1/12 of the amount of the bonus earned by Executive with respect to the calendar year ending immediately prior to the Termination Date times the number of months, including the Termination Date times the number of months, including partial months, from the beginning of the calendar year including the Termination Date through the Termination Date, and (e) all other amounts earned by Executive and unpaid at the Termination Date.

         (ii) The Bank shall pay to Executive, not later than the Termination Date, a lump sum cash amount equal to the product of three (3) times Executive's Compensation.

         (iii) The Bank shall maintain in full force and effect for Executive's continued benefit until the earlier of (a) the expiration of three years after the Termination Date or (b) Executive's commencement of full time employment with a new employer, all life, medical, dental, prescription drug and long- and short-term disability insurance plans, programs or arrangements in which Executive was entitled to participate at any time during the twelve month period prior to the Termination Date, provided that Executive's continued participation is possible under the general terms and provisions of such plans, programs or arrangements. In the event that Executive's participation in any such plan, program, or arrangement is prohibited, the Bank shall arrange to provide Executive with benefits substantially similar to those which Executive is entitled to receive under such plans, programs or arrangements for such period.

         (iv) The Bank shall pay to Executive the cost, in an amount not to exceed 20% of Executive's annual base salary as in effect immediately prior to the Change in Control, of professional out-placement services rendered to Executive within 6 months following termination of the employment of Executive as and when such costs are incurred.

         (v) Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise. Except as provided in Section 8 (iii), the amount of any payment provided for in this Section 8 shall not be reduced by any compensation or other amounts paid to or earned by Executive as the result of employment with another employer after the Termination Date or otherwise.

         (vi) Any payment made pursuant to the Section 8 must be in compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder. If any payment is in violation of such Section or regulations, the Executive shall waive her right to such payments.

     9. Legal Fees and Expenses. The Bank shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in enforcing this Agreement if it is determined that the executive's employment with the Bank was terminated by the Bank Without Cause or, during the Effective Period, by the Executive for Good Reason (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided to the Executive by this Agreement or under any other plan, program or arrangement of the Bank or agreement with the
Bank). The Executive shall be entitles to interest, computed at the "applicable Federal rate" (within the meaning of Section 7872 (f) (2) (A) of the Internal Revenue Code of 1986) for term loans, with respect to any amount for which she is entitled to reimbursement hereunder, from the date on which the Executive paid such amount until the reimbursement date.

     10. Payment Obligations Absolute. The Bank's obligation to pay Executive the amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Bank may have against her or anyone else. All amounts payable by the Bank hereunder shall be paid without notice or demand.

     11. Tax Adjustment.
     (a) The amount of payments provided for herein shall be increased to the extent necessary to pay (i) any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as it may from time to time be amended (the "Code"), on the payments and benefits provided for herein, and (ii) any such excise tax and any other taxes (including, without limitation, federal and state income and employment taxes) on the payments provided for in this Section 11. The Bank shall pay to Executive the payments provided for in this Section 11 as soon as practical following the determination of the tax counsel referred to below. If any such excise tax is imposed as a result of the combination of payments or benefits provided hereunder and payments or benefits not provided hereunder, then in calculating the amount of payments required pursuant to this
Section 11, the excise tax shall be treated as first being imposed as a result of payments and benefits provided hereunder, including the payments provided pursuant to this Section 11. Tax counsel selected by Executive and reasonable acceptable to the Bank shall determine whether the increase provided for by this
Section 11(a) shall be required. All determinations of tax counsel shall be binding on the Bank and Executive. Tax counsel shall determine that payments shall be increased only if, and to the extent that, it is more likely than not that the payments or benefits provided for herein, including in this Section 11, are subject to a tax imposed by the Code. In making the determinations required by this Section 11m, tax counsel may rely on t benefit consultants accountants or other experts, The Bank hereby agrees to pay for all reasonable fees and expenses of such tax counsel and other experts pursuant to this Section 11. (b) If, subsequent to the payment to Executive of payments pursuant to this Section 11, the tax counsel referred to in this Section 11 reasonable determines that the amount of the payments paid pursuant to this Section 11 are greater than, or less than, the amount required to have been paid, Executive shall reimburse the Bank an amount, or the Bank shall pay to Executive an additional amount, respectively, based upon such determination.

     12. Required Provisions.
     (a) The Bank may terminated the Executive's employment at any time, but any termination by the Bank, other than termination For Cause, shall not prejudice Executive's right to compensation or other benefits to which she thereby becomes entitled under this Agreement. Executive shall not have the right to receive compensation or other benefits pursuant to this Agreement as a result of, or for any period after, termination For Cause.

     (b) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8 (e) (3) or (g)(1), of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Executive all or part of the compensation withheld while its obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8 (e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818
(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected.

     (d) If the Bank is in default (as defined in Section 3 (x)(1) of the Federal Insurance Deposit Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive shall not be affected. Furthermore, this Section 12(d) shall not apply to the extent that this Agreement was subject to the prior written approval of the Director or his or her designee.

     (e) All obligations of the Bank under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the Executive that have already vested, however, shall not be affected by such action.

     13. Successor; Binding Agreement
     (i) The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business and/or assets of the Bank to agree to assume and to assume all of the obligations of the Bank under this Agreement upon or prior to such succession taking place. A copy of such assumption and agreement shall be delivered to Executive promptly after its execution by the successor. Failure of the Bank to obtain such agreement upon or prior to any such successions shall be a breach of this Agreement and shall constitute Good Reason for Executive to terminate her employment with the Bank under this Agreement. For purposes of implementing the foregoing, the date on which any such successions becomes effective shall be deemed the Termination Date. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 (i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (ii) This Agreement is personal to Executive and Executive may not assign or transfer any part of her rights or duties hereunder, or any compensation due to her hereunder, to any other person, except that this Agreement shall inure to the benefit of and be enforceable be Executive's personal or legal representatives, executors, administrators, heirs, distributes, devisees or beneficiaries.

     14. Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and by such director of the Bank as may be specifically designated by the Board. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute waiver of such provision, or a waiver of any other breach or, or failure to comply with, any other provision of this Agreement.

     15. Notice. All notices, requests, demands and other communications required or permitted to be given by either party to the other party to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party as follows:

         If to the Bank to:
                           Southern Financial Bank
                           Attention:  Board of Directors or Secretary
                           37 E. Main Street
                           Warrenton, VA  20186

         If to Executive to:
                           Georgia S. Derrico
                           2954 Burrland
                           The Plains, VA  22171

         Either party  hereto may change its address for purposes of this
Section 15 by giving  fifteen (15) days' prior notice to the other party hereto.

     16. Headings. The headings in this Agreement are inserted for convenience and reference only and shall not be a part of or control or affect the meaning of this Agreement.

     17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

     18. Governing Law. This Agreement has been executed and delivered in the State of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by laws of said State but only to the extent not superseded by federal law. The required provisions in this Agreement were inserted pursuant to existing applicable federal regulations. Any future regulatory changes which amend or repeal the required provision in a manner favorable to the Executive shall be automatically incorporated into this Agreement upon the effective date of such regulatory change.

     19. Payroll and Withholding Taxes. The Bank may withhold from any amounts payable to Executive hereunder all federal, state, city or other taxes that the Bank may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

     20. Entire Agreement. Except as explicitly provided for herein, this Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof. In particular, this Agreement supersedes and replaces in its entirety the Employment Agreement dated as of August 1985, between the Executive and the Bank.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    SOUTHERN FINANCIAL BANK


                                    By: /s/Joyce V. Clatterbuck
                                    ---------------------------
                                    Corporate Secretary


                                       /s/ Georgia S. Derrico
                                    ---------------------------